1 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Horizon Global Third Quarter 2015 Earnings Presentation November 11, 2015

2 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Safe Harbor Statement Forward-Looking Statements Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, the future prospects of the Company as an independent company, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's ability to successfully implement its profitability improvement measures, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Registration Statement filed on Form S-1 and the other reports that the Company files with the SEC (available at www.sec.gov). These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation. Additional information is available at www.horizonglobal.com.

3 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Third Quarter 2015

4 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN • Foreign currency headwinds • Commodities stable • Evolving customer landscape • Retail and eCommerce growing • Global economic trends Market trends • First quarter as stand-alone independent public company • Adjusted operating profit margin(1) improved 210 bps to 7.6% • Operating cash flow of $12.8 million YTD, an improvement of nearly 90% • Net sales up 2.6% on constant currency basis(2) • 56% improvement in adjusted earnings per share(1) Third quarter results exceeded expectations Trends and Results Third Quarter 2015 (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation”

5 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN • Leverage product portfolio and global footprint • Expand existing distribution channels • Develop new distribution channels, including eCommerce • Leverage relationships with OEs across globe • Expand sales to higher- growth emerging markets • Prioritize new product development • Bolt-on acquisitions drive non-organic growth • Commitment to reducing debt and increasing profitability • Cash flow supports deleveraging • Recently completed capex cycle • Consistent cash flow generation through business cycle • Working capital efficiency improvement • Acquire well-run companies • Foster culture focused on operational excellence • Execute six major priorities • Leverage past investments in low-cost manufacturing • Integrate Cequent Americas organization • Enhance Multi- Generational Product Planning • Margin accretive acquisitions Drive Sales Growth Improve Capital Structure Improve Margins Three Financial Priorities for Value Creation Significant opportunity for value creation 10% & 10% Less than 2x 3-5% Organic

6 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN • Achieved adjusted segment operating margin(1) of 10.1% • South Africa gaining operating leverage • Juarez facility closure in process; to be complete by end of Q1 2016 • Tekonsha facility closure in process; to be complete by end of Q4 2015 Improve Margins 10% & 10% • Improved leverage ratio to 3.6x • Converted YTD net income to operating cash at nearly 130% versus 40% in 2014 • $28 million in cash on balance sheet after $10 million payment to former parent and $6 million in principal and interest payments Improve Capital Structure Less than 2x • Net sales on constant currency basis(2) rose 2.6% over Q3 2014 • Americas retail business growing • Continued FX headwinds • Evolving customer landscape Drive Sales Growth 3-5% Organic Business Update Third Quarter 2015 (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation”

7 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Driven to Deliver • Global Reach • Product Development Engine • Multi-Channel Expertise • Best-in-Class Manufacturing and Sourcing Cost Platform • Talent Experienced Management Team ENABLERS CORE VALUES MISSION VISION: Enriching lives through great products Positioned to drive value for: All Stakeholders All Customers All Employees Utilize forward-thinking technology to develop and deliver best-in-class products for our users, engage with our employees and realize value creation for our shareholders.

8 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Third Quarter 2015

Third Quarter 2015

HORIZON GLOBAL

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

	Q3 2015 QTD	Q3 2014 QTD	Variance
Revenue	**$153.3**	**$157.9**	**(2.9%)**
Segment operating profit	**$12.4**	**$11.7**	**6.3%**
Excl. Total Special Items [1], Segment operating profit would have been:	*$15.5*	*$12.4*	*24.6%*
Excl. Total Special Items [1], Segment operating profit margin would have been:	*10.1%*	*7.9%*	*220 bps*
Corporate expense	*$3.8*	*$3.8*	*0.0%*
Income	**$6.4**	**$5.2**	**21.9%**
Excl. Total Special Items [1], Income would have been:	*$9.0*	*$5.8*	*55.7%*
Diluted earnings per share	**$0.35**	**$0.29**	**21.2%**
Excl. Total Special Items [1], Diluted earnings per share:	*$0.50*	*$0.32*	*56.3%*
Operating Cash Flow - YTD	**$12.8**	**$6.8**	**88.6%**
Total debt	**$203.7**	**$2.8**	
Leverage ratio (covenant 5.25x)	**3.6x**		

Quarter Highlights

- Net sales increase of 2.6% on constant currency basis[2] over prior year
  - Currency translation headwinds of approximately $9M, about half of which is Australian dollar
- Segment operating profit improvement of 220 bps reflects margin improvement initiatives
- Operating cash flow improvement of nearly 90% as compared to prior year
- Leverage ratio of 3.6x, a decline from 3.8x in Q2 2015

(1) Segment operating profit, excluding "Special Items" refers to the sum of Cequent Americas and Cequent APEA. "Special Items" for each period are provided in the Appendix, "Company and Business Segment Financial Information". Income and diluted earnings per share excluding "Special Items" for each period are provided in the Appendix, "Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures".
(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"

NYSE: HZN DRIVEN TO DELIVER 3Q 2015 Earnings 9

Cequent Americas
Third Quarter 2015

(Unaudited, dollars in millions)

Net Sales



$116.5
$113.6
2.6%
Q3-15
Q3-14

Operating Profit(1)



$13.8
11.8%
$8.9
7.8%
54.4%
Q3-15
Q3-14

Q3 Results

Sales

- Net sales increased 2.6% as compared with Q3 2014
  - Retail channel growth of 9.8% versus Q3 2014
  - Aftermarket and retail customer landscape continues to evolve
  - Aftermarket demand strengthened versus previous quarter
  - Industrial challenged by agricultural and oil & gas end markets

Operating Profit(1)

- Operating profit improved to 11.8% of sales from 7.8% in Q3 2014
  - Reynosa 9% more productive than 2014 YTD
  - Favorable margin impact from lower input costs
  - Americas integration continue to provide benefits

Focus

- Continued emphasis on increasing productivity in Mexico
- Execution of Americas integration, including transition of manufacturing to Reynosa and other rationalizations

(1) Excluding "Special Items" for each period, which are provided in the Appendix, "Company and Business Segment Financial Information"

NYSE: HZN DRIVEN TO DELIVER 3Q 2015 Earnings 10

11 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Cequent APEA Third Quarter 2015 Q3 Results Sales • Net sales essentially flat across APEA businesses at $44.4M in Q3 2015 versus $44.3 in Q3 2014 on constant currency basis(2) • South Africa grew approximately 29% and Australia improved nearly 9%, respectively, in local currency • Launches in Thailand not yet at full volume relative to lost program • Supply and equipment constraints impacted top line at rest of segment • Unfavorable currency of $7.5 million across segment Operating Profit(1) • SG&A spend flat on constant currency basis(2), offsetting inflation • South Africa improved over 1100 bps - profitable in Q3 2015 • Strengthening Thai baht and U.S. dollar impacting input costs in Australia • Supply constraints and equipment issues challenged results in Europe Focus • Continued emphasis on increasing productivity in Thailand and Australia • Managing growth in South Africa, continued commercial development/integration focus for Germany and UK (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation” 7.8% (Unaudited, dollars in millions) Net Sales Q3-15 Q3-14 $36.8 $44.3 -16.9%

12 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Initiative Objective Current Action/Result Project Realization Plant Performance Execute plant level productivity initiatives Productivity improvement of 9% over 2014 Consolidation of the Americas Fully integrate as one, lean business Distribution study, ERP implementation and Tekonsha closure underway Europe, Africa, Latin America Performance Realize accretive level of performance South Africa up 1100 bps Brazil down 110 bps Europe down 90 bps “Juarez” Closure Consolidate production in Reynosa to achieve annual savings of $4.5M Heavy duty product moved, facility prep and move plan underway Sourcing Initiatives Optimize supply base through increased integration and performance Partner identification and financing alternative discussion underway Brand Consolidation Enhanced value from “shoulder” brands First three brands to be rationalized in 2016 Horizon – Margin Dashboard

13 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Capitalization Leverage 3.60x Covenant 5.25x Liquidity of $98 million for Q3 Liquidity and leverage results include: • Payment of $9.6M to former parent under tax sharing agreement • Interest payments of $3.5M under new capital structure • First amortization payment under term loan of $2.5M Cash generation and leverage reduction remain priorities (0 .25) 0.75 x 1.75 x 2.75 x 3.75 x 4.75 x 5.75 x 6.75 x $- $50 $100 $150 $200 $250 $300 $350 2015 - Q3 Debt vs. Liquidity Debt Cash and ABL Availability (Unaudited, dollars in millions) 2015 - Q3 Debt 204$ Cash 28$ ABL Availability 70$ Horizon Global Liquidity

14 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Third Quarter 2015

15 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Revenues $285 to $300M $275 to $285M Operating Profit(1) Growth 50% to 75% improvement as compared to 2014; ≈200 basis points Operating Cash Flow To be updated with future guidance $20 to $30M full year 2015 Guidance Previous Guidance Six-Months Ended 12/31/15 Full year 2015 EPS guidance of $0.95 to $1.00 per common share(1) (1) The Appendix details certain costs, expenses and other charges, collectively described as ''Special Items,'' that are included in the determination of net income under GAAP, but that management would consider important in evaluating the quality of the Company's operating results. Accordingly, the company presents adjusted net income, operating profit and diluted earnings per share excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Current Guidance Six-Months Ended 12/31/15

16 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Revenue Growth GDP+ Operating Profit Growth > Sales growth; double-digit margin rate Free Cash Flow > Net income Leverage < 2x EBITDA Longer-Term Value Creation Targets Longer-Term Aspiration Aligning initiatives to drive long term value

17 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN • Improved segment operating margin(1) to 10.1% • Used cash to de-lever; leverage ratio of 3.6 times • Grew net sales by 2.6% on constant currency basis(2) Delivered strong performance against financial priorities • Operating cash flow versus net income Strong cash flow • FX headwinds • Global economy • Evolving customer landscape End market challenges Wrap-up (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation”

18 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Third Quarter 2015

19 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Q&A

20 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Appendix – Q3 2015

Third Quarter 2015 YTD

HORIZON GLOBAL

(Unaudited, dollars in millions, except for per share amounts)

	Q3 2015 YTD	Q3 2014 YTD	Variance
Revenue	**$454.2**	**$484.2**	**(6.2%)**
Segment operating profit	**$30.1**	**$38.9**	**(22.7%)**
Excl. Total Special Items [(1)], Segment operating profit would have been:	*$38.5*	*$42.1*	*(8.4%)*
Excl. Total Special Items [(1)], Segment operating profit margin would have been:	*8.5%*	*8.7%*	*(20) bps*
Corporate expense	*$12.4*	*$11.8*	*5.1%*
Income	**$10.0**	**$18.4**	**(45.5%)**
Excl. Total Special Items [(1)], Income would have been:	*$16.4*	*$20.6*	*(20.2%)*
Diluted earnings per share	**$0.55**	**$1.02**	**(45.7%)**
Excl. Total Special Items [(1)], Diluted earnings per share would have been:	*$0.90*	*$1.14*	*(21.1%)*
Operating Cash Flow - YTD	**$12.8**	**$6.8**	**88.6%**
Total Debt	**$203.7**	**$2.8**	
Leverage Ratio (covenant 5.25x)	**3.6x**		

YTD Highlights

- Net sales declined 2.0% on constant currency basis[(2)] from prior year
  - First half distributor consolidation in Americas
  - Delayed OE launches in Americas
  - Industrial challenged by agricultural and oil and gas end markets
  - Currency translation headwinds of $20M, about half of which is Australian dollar
- Q3 reflects turnaround in comparative segment operating profit[(1)] performance

(1) Segment operating profit, excluding "Special Items" refers to the sum of Cequent Americas and Cequent APEA. "Special Items" for each period are provided in the Appendix, "Company and Business Segment Financial Information". Income and diluted earnings per share excluding "Special Items" for each period are provided in the Appendix, "Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures".

(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"

NYSE: HZN

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3Q 2015 Earnings 21

Condensed Consolidated Balance Sheet

HORIZON GLOBAL

(Dollars in thousands)

	September 30, 2015 (unaudited)	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 28,130	$ 5,720
Receivables, net	73,440	63,840
Inventories	113,880	123,530
Deferred income taxes	4,840	4,840
Prepaid expenses and other current assets	6,610	5,690
Total current assets	226,900	203,620
Property and equipment, net	46,310	55,180
Goodwill	4,420	6,580
Other intangibles, net	57,820	66,510
Other assets	11,370	11,940
Total assets	$ 346,820	$ 343,830
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 14,460	$ 460
Accounts payable	74,670	81,980
Accrued liabilities	38,130	37,940
Total current liabilities	127,260	120,380
Long-term debt	189,280	300
Deferred income taxes	7,290	8,970
Other long-term liabilities	19,540	25,990
Total liabilities	343,370	155,640
Total shareholders' equity	3,450	188,190
Total liabilities and shareholders' equity	$ 346,820	$ 343,830

NYSE: HZN

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3Q 2015 Earnings

22

Condensed Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Net sales	$ 153,340	$ 157,860	$ 454,240	$ 484,210
Cost of sales	(115,580)	(119,690)	(343,430)	(363,720)
Gross profit	37,760	38,170	110,810	120,490
Selling, general and administrative expenses	(29,090)	(30,310)	(91,280)	(93,330)
Net gain (loss) on dispositions of property and equipment	(60)	10	(1,850)	(60)
Operating profit	8,610	7,870	17,680	27,100
Other expense, net:				
Interest expense	(4,350)	(150)	(4,590)	(510)
Other expense, net	(1,060)	(810)	(3,030)	(2,290)
Other expense, net	(5,410)	(960)	(7,620)	(2,800)
Income before income tax expense	3,200	6,910	10,060	24,300
Income tax credit (expense)	3,150	(1,700)	(30)	(5,890)
Net income	$ 6,350	$ 5,210	$ 10,030	$ 18,410
Net income per share:				
Basic	$ 0.35	$ 0.29	$ 0.55	$ 1.02
Diluted	$ 0.35	$ 0.29	$ 0.55	$ 1.02
Weighted average common shares outstanding:				
Basic	18,098,404	18,062,027	18,073,836	18,062,027
Diluted	18,215,209	18,114,032	18,160,858	18,113,399

NYSE: HZN DRIVEN TO DELIVER 3Q 2015 Earnings 23

Condensed Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Cash Flows from Operating Activities:		
Net income	$ 10,030	$ 18,410
Adjustments to reconcile net income to net cash provided by operating activities:		
Loss on dispositions of property and equipment	1,850	60
Depreciation	7,580	8,830
Amortization of intangible assets	5,540	5,730
Amortization of original issuance discount and debt issuance costs	330	-
Deferred income taxes	(4,620)	(1,100)
Non-cash compensation expense	1,750	2,410
Increase in receivables	(16,120)	(20,040)
Decrease in inventories	5,330	10,370
(Increase) decrease in prepaid expenses and other assets	(1,910)	380
Increase (decrease) in accounts payable and accrued liabilities	2,860	(17,570)
Other, net	170	(700)
Net cash provided by operating activities	12,790	6,780
Cash Flows from Investing Activities:		
Capital expenditures	(6,400)	(9,450)
Net proceeds from disposition of property and equipment	1,770	260
Net cash used for investing activities	(4,630)	(9,190)
Cash Flows from Financing Activities:		
Proceeds from borrowings on credit facilities	100,420	134,080
Repayments of borrowings on credit facilities	(95,420)	(133,130)
Proceeds from Term B Loan, net of issuance costs	192,920	-
Repayments of borrowings on Term B Loan	(2,500)	-
Proceeds from ABL Revolving Debt, net of issuance costs	37,900	-
Repayments of borrowings on ABL Revolving Debt	(30,980)	-
Net transfers from former parent	27,630	4,700
Cash dividend paid to former parent	(214,500)	-
Net cash provided by financing activities	15,470	5,650
Effect of exchange rate changes on cash	(1,220)	(480)
Cash and Cash Equivalents:		
Increase for the period	22,410	2,760
At beginning of period	5,720	7,880
At end of period	$ 28,130	$ 10,640
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 3,760	$ 460

NYSE: HZN DRIVEN TO DELIVER 3Q 2015 Earnings 24

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended September 30,				Nine months ended September 30,			
	2015		2014		2015		2014	
Cequent Americas								
Net sales	$	116,540	$	113,580	$	342,030	$	356,660
Operating profit	$	10,700	$	8,550	$	24,400	$	31,100
Special Items to consider in evaluating operating profit:								
Severance and business restructuring costs	$	3,060	$	360	$	5,530	$	2,800
Loss on software disposal	$	-	$	-	$	1,870	$	-
Excluding Special Items, operating profit would have been	$	13,760	$	8,910	$	31,800	$	33,900
Cequent APEA								
Net sales	$	36,800	$	44,280	$	112,210	$	127,550
Operating profit	$	1,730	$	3,140	$	5,650	$	7,770
Special Items to consider in evaluating operating profit:								
Severance and business restructuring costs	$	-	$	380	$	1,060	$	380
Excluding Special Items, operating profit would have been	$	1,730	$	3,520	$	6,710	$	8,150
Operating Segments								
Operating profit	$	12,430	$	11,690	$	30,050	$	38,870
Special Items to consider in evaluating operating profit:								
Severance and business restructuring costs	$	3,060	$	740	$	6,590	$	3,180
Loss on software disposal	$	-	$	-	$	1,870	$	-
Excluding Special Items, segment operating profit would have been	$	15,490	$	12,430	$	38,510	$	42,050
Corporate Expenses								
Operating loss	$	(3,820)	$	(3,820)	$	(12,370)	$	(11,770)
Total Company								
Net sales	$	153,340	$	157,860	$	454,240	$	484,210
Operating profit	$	8,610	$	7,870	$	17,680	$	27,100
Total Special Items to consider in evaluating operating profit	$	3,060	$	740	$	8,460	$	3,180
Excluding Special Items, operating profit would have been	$	11,670	$	8,610	$	26,140	$	30,280

NYSE: HZN DRIVEN TO DELIVER 3Q 2015 Earnings 25

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

HORIZON GLOBAL

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Income, as reported	$ 6,350	$ 5,210	$ 10,030	$ 18,410
After-tax impact of Special Items to consider in evaluating quality of income:				
Severance and business restructuring costs	2,650	570	5,220	2,160
Loss on software disposal	-	-	1,170	-
Excluding Special Items, income would have been	$ 9,000	$ 5,780	$ 16,420	$ 20,570

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Diluted earnings per share, as reported	$ 0.35	$ 0.29	$ 0.55	$ 1.02
After-tax impact of Special Items to consider in evaluating quality of EPS:				
Severance and business restructuring costs	0.15	0.03	0.29	0.12
Loss on software disposal	-	-	0.06	-
Excluding Special Items, EPS would have been	$ 0.50	$ 0.32	$ 0.90	$ 1.14
Weighted-average shares outstanding, diluted	18,215,209	18,114,032	18,160,858	18,113,399

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Operating profit (excluding Special Items)	$ 11,670	$ 8,610	$ 26,140	$ 30,280
Corporate expenses (excluding Special Items)	3,820	3,820	12,370	11,770
Segment operating profit (excluding Special Items)	$ 15,490	$ 12,430	$ 38,510	$ 42,050
Segment operating profit margin (excluding Special Items)	10.1%	7.9%	8.5%	8.7%

NYSE: HZN | DRIVEN TO DELIVER | 3Q 2015 Earnings | 26

LTM Bank EBITDA as Defined in Credit Agreement

HORIZON GLOBAL

(Unaudited, dollars in thousands)

Net income for the twelve months ended September 30, 2015	**$**	**6,970**
Interest expense, net[1]		4,800
Income tax expense		(620)
Depreciation and amortization		17,490
Non-cash compensation expense		2,000
Other non-cash expenses or losses		14,450
Non-recurring expenses or costs in connection with acquisition integration		5,300
Acquisition integration costs		-
Interest-equivalent costs associated with any Specified Vendor Receivables financing[1]		990
Bank EBITDA - LTM Ended September 30, 2015[1]	**$**	**51,380**

(1) As defined in the Credit Agreement dated June 30, 2015

NYSE: HZN

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3Q 2015 Earnings 27

28 DRIVEN TO DELIVER 3Q 2015 Earnings NYSE: HZN Constant Currency Reconciliation The following unaudited table reconciles revenue growth to constant currency revenue for the same measure: We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Consolidated Americas APEA Consolidated Americas APEA Revenue Growth as reported (2.9%) 2.6% (16.9%) (6.2%) (4.1%) (12.0%) Less: Currency impact (5.5%) (1.0%) (17.1%) (4.2%) (0.7%) (14.0%) Revenue growth at constant currency 2.6% 3.6% 0.2% (2.0%) (3.4%) 2.0% Three Months, Ended September 30, 2015 Nine Months, Ended September 30, 2015